Exhibit 10.7

TERMINATION AND RELEASE AGREEMENT, dated as of March 31, 2008, between THORNBURG MORTGAGE, INC. (“TMA”) and MP TMA LLC and MP TMA (Cayman) LLC (collectively, “MP”)

W I T N E S S E T H

WHEREAS, on March 24, 2008, TMA and MP entered into the Prepaid Cash-Settled Agreement (the “Prior Agreement”);

WHEREAS, TMA and MP, together with other investors, intend to enter into a Purchase Agreement, dated the date hereof, among TMA and the investors named in the signature pages thereto (“PA”);

WHEREAS, in connection with their entry into the PA, TMA and MP wish to terminate the Prior Agreement and release each other from all claims and obligations thereunder;

NOW, THEREFORE, TMA and MP hereby agree as follows:

1. Termination. Effective upon the Closing Date (as defined in the PA), the Prior Agreement shall be terminated, cancelled and of no further force and effect.

2. Refund. On the Closing Date, TMA shall return to MP the $33,000,000 paid to TMA under the Prior Agreement. Because MP has agreed to pay TMA a sum greater than $33,000,000 on the Closing Date under the PA, for the convenience of the parties, the $33,000,000 to be returned by TMA hereunder shall be credited against the amount payable by MP to TMA under the PA and MP shall satisfy its obligations under the PA to TMA on the Closing Date by payment of the net amount that results from such crediting.

3. Release. From and after the Closing Date, TMA releases MP from, and MP releases TMA from, any and all claims, liabilities, duties, obligations, damages, costs and expenses that it may have or would, but for this Agreement, have in the future under the Prior Agreement, other than the claims and obligations described in paragraph 2 hereof.

4. Miscellaneous

(a) This Agreement constitutes the entire agreement of TMA and MP with respect to the subject matter hereof and supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and finally integrated into this Agreement.

(b) This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective successors and permitted assigns.

(c) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

(e) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above stated.

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

[Signature Page - Termination and Release Agreement]

MP TMA LLC

By: MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS III L.P., its Member

By: MATLINPATTERSON GLOBAL ADVISERS LLC, as Investment Adviser

By:	/s/ Lawrence M. Teitelbaum
Name:	Lawrence M. Teitelbaum
Title:	Chief Financial Officer

[Signature Page - Termination and Release Agreement]

MP TMA (CAYMAN) LLC

By: MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (CAYMAN) III L.P., its Member

By: MATLINPATTERSON GLOBAL ADVISERS LLC, as Investment Adviser

By:	/s/ Lawrence M. Teitelbaum
Name:	Lawrence M. Teitelbaum
Title:	Chief Financial Officer

[Signature Page - Termination and Release Agreement]

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